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January 27, 2000


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Commissioners:

We have read the attached statements made by techies.com inc., which we understand will be filed with the Commission, pursuant to the Company's Registration Statement on Form S-1 dated January 27, 2000. We agree with the statements concerning our Firm except as for the last sentence regarding consultations with Arthur Andersen LLP, as to which we have no knowledge.

Very truly yours,


/s/ PricewaterhouseCoopers LLP